As filed with the Securities and Exchange Commission on May 22, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LM Funding AMERICA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	47-3844457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

302 Knights Run Avenue, Suite 1000
Tampa, Florida 33602
Telephone No.: (813) 222-8996

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Russell

Chief Financial Officer

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

Telephone No.: (813) 222-8996

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Telephone No.: (813) 229-2300
Facsimile No.:  (813) 221-4210

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	1,321,032	$0.62	$819,040	$102

(1)

Represents shares of common stock that are issuable (i) pursuant to a common stock purchase agreement with the selling stockholder named herein,  (ii) as a commitment fee for entering into such common stock purchase agreement, and (iii) upon the conversion of a note and the exercise of warrants issued pursuant to a securities purchase agreement with the selling stockholder named herein.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such number of additional shares of common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)

Pursuant to Rule 457(c) of the Securities Act, calculated on the basis of the average of the high and low prices per share of the registrant’s common stock as reported by the Nasdaq Capital Market on May 16, 2018, which date is within five business days prior to filing this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholder is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated MAY 22, 2018

1,321,032 Shares

Common Stock

______________

This prospectus relates to the sale of up to 1,321,032 shares of our common stock by ESOUSA Holdings, LLC, or ESOUSA Holdings.  ESOUSA Holdings is also referred to in this prospectus as the selling stockholder.

We will not receive proceeds from the sale of the shares by the selling stockholder.  However, we may receive proceeds of up to $5.0 million from the sale of our common stock to the selling stockholder, pursuant to a common stock purchase agreement entered into with the selling stockholder on April 2, 2018, after the registration statement of which this prospectus is a part is declared effective. In addition, we may receive proceeds from the exercise of warrants held by the selling stockholder if the warrants are exercised other than pursuant to cashless exercise provisions of the warrants.

The selling stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  We will pay the expenses of registering the shares of common stock described in this prospectus, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.  See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “LMFA.”  On May 18, 2018, the last reported sale price of our common stock was $0.63 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk.  See “RISK FACTORS” beginning on page 6 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________________

The date of this prospectus is [●], 2018.

We incorporate by reference important information into this prospectus.  You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.”  You should carefully read this prospectus as well as additional information described under the section of this prospectus entitled “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares.

Neither we, nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so.  We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.  You should assume that the information contained in, or incorporated by reference into, this prospectus is accurate only as of the date of this prospectus or the date of the information incorporated by reference into this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.  Our business, financial condition, results of operations and prospects may have changed since such dates.

Prospectus Summary

This summary highlights information that we present more fully elsewhere in this prospectus or in the documents incorporated by reference into this prospectus and does not contain all of the information you should consider before investing in our securities. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, and future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “RISK FACTORS” section and the information incorporated into this prospectus by reference.

As used in this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “the Company,” “our company,” and similar references refer (i) following the date of our initial public offering, to LM Funding America, Inc., a Delaware corporation, and its consolidated subsidiaries, and (ii) prior to the initial public offering, to LM Funding, LLC, a Florida limited liability company, and its consolidated subsidiaries.

Company Overview

We are a specialty finance company that provides funding to nonprofit community associations primarily located in the state of Florida.  We offer incorporated nonprofit community associations, which we refer to as “Associations,” a variety of financial products customized to each Association’s financial needs. Our original product offering consists of providing funding to Associations by purchasing their rights under delinquent accounts that are selected by the Associations arising from unpaid Association assessments.  Historically, we provided funding against such delinquent accounts, which we refer to as “Accounts,” in exchange for a portion of the proceeds collected by the Associations from the account debtors on the Accounts. We have started purchasing Accounts on varying terms tailored to suit each Association’s financial needs, including under our New Neighbor Guaranty™ program.

Under our original line of business, we purchase Associations’ right to receive a portion of the Association’s collected proceeds from owners that are not paying their assessments. After taking assignment of an Association’s right to receive a portion of the Association’s proceeds from the collection of delinquent assessments, we engage law firms to perform collection work on a deferred billing basis wherein the law firms receive payment upon collection from the account debtors or a predetermined contracted amount if payment from account debtors is less than legal fees and costs owed. Under this business model, we typically fund an amount equal to or less than the statutory minimum an Association could recover on a delinquent account for each Account, which we refer to as the “Super Lien Amount.” Upon collection of an Account, the law firm working on the Account, on behalf of the Association, generally distributes to us the funded amount, interest, and administrative late fees, with the law firm retaining legal fees and costs collected, and the Association retaining the balance of the collection. In connection with this line of business, we have developed proprietary software for servicing Accounts, which we believe enables law firms to service Accounts efficiently and profitably.

Under the New Neighbor Guaranty program, an Association will generally assign substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payment by us of monthly dues on each delinquent unit. This simultaneously eliminates a substantial portion of the Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed monthly payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the program enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables. We intend to leverage our proprietary software platform, as well as our industry experience and knowledge gained from our original line of business, to expand the New Neighbor Guaranty program in certain situations and to potentially develop other new products in the future.

Because we acquire and collect on the delinquent receivables of Associations, the Account debtors are third parties about whom we have little or no information. Therefore, we cannot predict when any given Account will be paid off or how much it will yield. In assessing the risk of purchasing Accounts, we review the property values of the underlying units, the governing documents of the relevant Association, and the total number of delinquent receivables held by the Association.

Our Products

Original Product

Our original product relies upon Florida statutory provisions that effectively protect the principal amount invested by us in each Account. In particular, Section 718.116(1), Florida Statutes, makes purchasers and sellers of a unit in an Association jointly and severally liable for all past due assessments, interest, late fees, legal fees, and costs payable to the Association. As discussed above, the statute grants to Associations a so-called “super lien”, which is a category of lien that is given a statutorily higher priority than all other types of liens other than property tax liens. Under the Florida statute, a Florida Association’s super lien has higher priority than all other lien holders, except in the case of property tax liens. The amount of the Association’s priority over a first mortgage holder that takes title to a property through foreclosure (or deed in lieu), referred to as the Super Lien Amount, is limited to twelve months’ past due assessments or, if less, one percent (1.0%) of the original mortgage amount. Under our contracts with Associations for our original product, we pay Associations an amount up to the Super Lien Amount for the right to receive all collected interest and late fees on Accounts purchased from the Associations.

In other states in which we have offered our original product, which are currently only in Washington, Colorado and Illinois, we rely on statutes that we believe are similar to the above-described Florida statutes in relevant respects. A total of approximately 22 U.S. states, Puerto Rico and the District of Columbia have super lien statutes that give Association assessments super lien status under some circumstances, and of these states, we believe that all of these jurisdictions other than Alaska have a regulatory and business environment that would enable us to offer our original product to Associations in those states on materially the same basis.

New Neighbor Guaranty

In 2012, we began development of a new product, the New Neighbor Guaranty, wherein an Association assigns substantially all of its outstanding indebtedness and accruals on its delinquent units to us in exchange for payments in an amount equal to the regular ongoing monthly or quarterly assessments for delinquent units when those amounts would be due to the Association. We assume both the payment and collection obligations for these assigned Accounts under this product. This simultaneously eliminates an Association’s balance sheet bad debts and assists the Association to meet its budget by receiving guaranteed assessment payments on its delinquent units and relieving the Association from paying legal fees and costs to collect its bad debts. We believe that the combined features of the product enhance the value of the underlying real estate in an Association and the value of an Association’s delinquent receivables.

Before we implement the New Neighbor Guaranty program, an Association typically asks us to conduct a review of its accounts receivable. After we have conducted the review, we inform the Association which Accounts we are willing to purchase and the terms of such purchase. Once we implement the New Neighbor Guaranty program, we begin making scheduled payments to the Association on the Accounts as if the Association had non-delinquent residents occupying the units underlying the Accounts. Our New Neighbor Guaranty contracts typically allow us to retain all collection proceeds on each Account other than special assessments and accelerated assessment balances. Thus, the Association foregoes the potential benefit of a larger future collection in exchange for the certainty of a steady stream of immediate payments on the Account.

Future Products

We are also developing other variations of our contracts with Associations in various states that we may introduce to the market in the future. For example, under one product under development, at the request of an Association lender, we may contract with an Association to provide that the Association will have revenues equal to or more than 90% of budget or any other percentage the lender requests. If an Association is at 80% of budget and a lender requires it to maintain revenues of 90% of budget, this product would provide upfront capital to bring the Association to the 90% threshold and then make continuing payments to keep it there through the term of the loan. This minimizes the lender’s risk of delinquencies adversely affecting the loan’s repayment. Also, this would enable lenders to do business with more Associations than their previous underwriting guidelines would permit if Associations contract with us as part of the loan package. This product, along with other variations on our contracts with Associations in various states, remains under development, however, and there is no assurance that we will ultimately launch this product or any other variation on our contracts with Associations in any state.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Form 10-Q for the unaudited Three Month period ended March 31, 2018 and the Annual Report on Form 10-K for the year ended December 31, 2017.  For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

Description of Transaction With ESOUSA Holdings

On April 2, 2018, we entered into a Securities Purchase Agreement (referred to in this prospectus as the “Securities Purchase Agreement”), with ESOUSA Holdings, LLC, a New York limited liability company (referred to in this prospectus as “ESOUSA Holdings” or the “selling stockholder”) pursuant to which the Company issued to the selling stockholder a senior secured convertible promissory note (the “Note”) in the original principal amount of $500,000 together with a five-year warrant (the “Warrant”) to purchase up to 400,000 shares of our common stock (the “Warrant Shares”) at an exercise price of $0.66 per share, subject to certain anti-dilution adjustments, for an aggregate purchase price of $500,000.  The exercise price of the Warrant is equal to the consolidated closing bid price of our common stock immediately before we entered into the Securities Purchase Agreement and related transaction documents.  The Warrant is exercisable six months following the date of its issuance or October 2, 2018.  The maturity date of the Note is six months following the date of issuance or October 2, 2018 (subject to acceleration upon an event of default).  ESOUSA Holdings may at any time on or after the maturity date convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Note into shares of the Company’s common stock (the “Conversion Shares”), at a conversion price equal to 85% of the lowest daily volume-weighted average price of the Company’s common stock in the ten trading days immediately prior to conversion.  The Note carries a 10.5% interest rate, per annum, with accrued but unpaid interest being payable on maturity of the Note.

On April 2, 2018, we also entered into a common stock purchase agreement (referred to in this prospectus as the “Common Stock Purchase Agreement”), with ESOUSA Holdings, which provides that, upon the terms and subject to the conditions and limitations set forth therein, ESOUSA Holdings is committed to purchase up to an aggregate of $5.0 million of our shares of common stock over the two-year term of the Common Stock Purchase Agreement. In consideration for entering into the Common Stock Purchase Agreement, upon the earlier of (i) on or one business day after the SEC has declared effective the registration statement of which this prospectus is a part or (ii) six months after the date of the Common Stock Purchase Agreement, we will issue to ESOUSA Holdings as a commitment fee such number of shares of our common stock that would have a value equivalent to $200,000 calculated using the average of the volume-weighted average price for our common stock during the three trading day period immediately preceding the date of issuance of such shares (referred to in this prospectus as the “Commitment Shares”).

Concurrently with entering into the Securities Purchase Agreement and the Common Stock Purchase Agreement, we entered into a registration rights agreement with ESOUSA Holdings (referred to in this prospectus as the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act, the sale of the shares that may be issued to ESOUSA Holdings pursuant to the Common Stock Purchase Agreement and upon conversion of the Note and exercise or exchange of the Warrants.  Accordingly, we are registering 1,321,032 shares of our common stock, which includes the Commitment Shares that will be issued to ESOUSA Holdings promptly after the SEC has declared effective the registration statement of which this prospectus is a part.

Corporate Information

LM Funding, LLC, our wholly-owned subsidiary, was originally organized in January 2008 as a Florida limited liability company.  In preparation for our initial public offering in October 2015, LM Funding America, Inc. was incorporated in Delaware on April 20, 2015.  Upon completion of our initial public offering, LM Funding America, Inc. became the holding company of LM Funding, LLC. All of our business is conducted through LM Funding, LLC and its subsidiaries.

Our principal executive offices are located at 302 Knights Run Avenue, Suite 1000, Tampa, Florida 33602, and our telephone number is (813) 222-8996. Our website is www.lmfunding.com and all of our filings with the SEC are available free of charge on our website.  Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we qualify as an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that do not qualify as emerging growth companies, including, without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations relating to executive compensation and exemptions from the requirements of holding advisory “say-on-pay,” “say-when-on-pay” and “golden parachute” executive compensation votes.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.0 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or December 31, 2020;
•	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and
•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act (i.e., the first day of the fiscal year after we have (1) more than $700 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, and (2) been public for at least 12 months).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different than the information you receive from other public reporting companies.

The Offering

Common Stock Offered by the Selling Stockholder	Up to 1,321,032 shares.

Common Stock Outstanding Prior to the Offering	6,253,189shares (as of May 18, 2018).

Common Stock Outstanding After the Offering

7,574,221 shares (assuming the issuance of all of the shares that are being offered by this prospectus pursuant to the Common Stock Purchase Agreement and upon conversion of the Notes and exercise or exchange of the Warrant).

NASDAQ Capital Market Symbol	LMFA

Use of Proceeds

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus.  We will not receive proceeds from the sale of the shares by the selling stockholder.  However, we may receive up to $5.0 million in proceeds from the sale of our common stock to the selling stockholder under the common stock purchase agreement described below.  Any proceeds from the selling stockholder that we receive under the common stock purchase agreement are expected to be used for working capital and general corporate purposes.  See “USE OF PROCEEDS” for additional information.

Risk Factors

Investing in our securities involves high degree of risk.  See “RISK FACTORS” and other information included in, and incorporated by reference into, this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

As of May 18, 2018, there were 6,253,189 shares of our common stock outstanding (3,967,065 shares held by non-affiliates) excluding the 1,321,032 shares offered hereby that will be issued or may be issuable to ESOUSA Holdings pursuant to the Common Stock Purchase Agreement, the Note and the Warrant. If all of such 1,321,032 shares of our common stock offered hereby were issued and outstanding as of May 18, 2018, such shares would represent 17.4% of the total common stock outstanding. The 1,321,032 shares being registered in this offering represent 33.3% of the outstanding shares of common stock held by non-affiliates as of May 18, 2018. The number of shares of our common stock ultimately offered for sale by ESOUSA Holdings is dependent upon the number of shares purchased by ESOUSA Holdings under the Common Stock Purchase Agreement.  The number of shares of common stock outstanding as of May 18, 2018 also excludes:

•	1,600,000 shares of common stock issuable upon the exercise of warrants outstanding as of May 18, 2018, with a weighted average exercise price of $9.54 per share;
•	96,237 shares of common stock issuable upon the exercise of options outstanding as of May 18, 2018, with a weighted average exercise price of $10.87 per share; and
•	503,763 shares of common stock reserved for future grant or issuance as of May 18, 2018 under our 2015 Omnibus Incentive Plan.

Risk Factors

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the risk factors set forth below and the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our most recent Annual Report on Form 10-K, before purchasing securities in this offering. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

Risks Related to this Offering

We may not be able to access the full amount available under the Common Stock Purchase Agreement, in which case we would need to raise additional capital to fund our operations, which may not be available when needed and on acceptable terms.

The extent to which we utilize the Common Stock Purchase Agreement with ESOUSA Holdings as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, the volume of trading in our common stock and the extent to which we are able to secure funds from other sources. The number of shares that we may sell to ESOUSA Holdings under the Common Stock Purchase Agreement on any given day and during the term of the agreement is limited.  For example, under the rules of The NASDAQ Stock Market LLC, we may not issue more than 1,250,638 shares of our common stock pursuant to the Common Stock Purchase Agreement (including the Commitment Shares) and the conversion of the Note, which equals 19.99% of our outstanding shares of common stock as of the date of the Common Stock Purchase Agreement and the Note, unless stockholder approval is obtained to issue more than such 19.99%.  See “The ESOUSA Holdings Transaction” section of this prospectus for additional information. Additionally, we may not effect any sales of shares of our common stock under the Common Stock Purchase Agreement during the continuance of an event of default or on any trading day that the consolidated closing bid price of our common stock established by the Nasdaq Capital Market is less than $0.50 per share.  If we are unable to access the full $5.0 million under the Common Stock Purchase Agreement, we will need additional capital to fund our operations, which may not be available on acceptable terms or at all.  Our inability to access a portion or the full amount available under the Common Stock Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale of our common stock to ESOUSA Holdings may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by ESOUSA Holdings, or the perception that such sales may occur, could cause the price of our common stock to decline.

We are registering for sale 1,321,032 shares of our common stock, which includes the Conversion Shares, the Warrant Shares and shares that we may sell to ESOUSA Holdings under the Common Stock Purchase Agreement, including the Commitment Shares. It is anticipated that shares registered in this offering will be sold over a period of up to two years from the date of this prospectus. The number of shares ultimately offered for sale by ESOUSA Holdings under this prospectus depends upon the number of shares we elect to sell to ESOUSA Holdings under the Common Stock Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Common Stock Purchase Agreement may cause the trading price of our common stock to decline.  We are not registering for sale pursuant to the registration statement of which this prospectus is a part all of the shares of our common stock issuable pursuant to the Common Stock Purchase Agreement.  In the event we elect to issue more shares under the Common Stock Purchase Agreement, we will be required to file a new registration statement and have it declared effective by the SEC.

ESOUSA Holdings may ultimately purchase all, some or none of the $5.0 million of common stock that, together with the Commitment Shares, the Conversion Shares and the Warrant Shares is the subject of this prospectus. ESOUSA Holdings may sell all, some or none of our shares that it holds or comes to hold under the Common Stock Purchase Agreement. Sales by ESOUSA Holdings of shares acquired pursuant to the Common Stock Purchase Agreement under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by ESOUSA Holdings in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Risks Related to Ownership of Our Common Stock

If our common stock is delisted from NASDAQ, the liquidity and price of our common stock could decrease and our ability to obtain financing could be impaired.

In order to maintain the listing of our common stock on the NASDAQ Capital Market, we must meet minimum financial and other requirements.  On April 20, 2018, we received a notice from NASDAQ indicating that we failed to maintain a minimum of $500,000 in net income from continuing operations in our most recently completed fiscal year, or in two of the last three fiscal years.  In accordance with NASDAQ Listing Rule 5810(c)(2)(A)(i), we intend to submit to NASDAQ on June 4, 2018, a plan to regain compliance.  If our plan is accepted, NASDAQ may grant an extension for us to regain compliance of up to 180 days from the date of the notice.  If our plan is not accepted by NASDAQ, or if we do not regain compliance, then we expect that NASDAQ will provide notice that our common stock is subject to delisting from the NASDAQ Capital Market, at which point we would have an opportunity to appeal the delisting determination to a NASDAQ hearings panel.

On May 8, 2018, we received an additional notice from NASDAQ stating that we are not in compliance with the requirement of NASDAQ Listing Rule 5550(a)(2) for continued listing on the NASDAQ Capital Market (the “Bid Price Rule”), as a result of the closing bid price of our common stock being below $1.00 per share for 30 consecutive business days.   In accordance with the NASDAQ Listing Rules, we have 180 calendar days, or until November 5, 2018, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days.   If we are unable to regain compliance by November 5, 2018, we may be eligible for an additional 180-day period to demonstrate compliance with the Bid Price Rule. To qualify for the additional compliance period, we will be required to meet the continued listing requirement for market value of publicly held shares set forth in NASDAQ Listing Rule 5550(a) and all other initial listing standards set forth in NASDAQ Listing Rule 5505, with the exception of the Bid Price Rule, and will need to provide written notice to NASDAQ of our intention to cure the deficiency during the second compliance period.  If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, then we expect that NASDAQ will provide notice that our common stock is subject to delisting from the NASDAQ Capital Market, at which point we would have an opportunity to appeal the delisting determination to a NASDAQ hearings panel.

Any delisting of our common stock from the NASDAQ Capital Market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our ability to raise additional capital, reduce the price at which our common stock trades, and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders.  In addition, the delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all.

A material weakness has been identified in our internal control over financial reporting. If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be impaired, investors could lose confidence in our reported financial information, the trading price of our shares of common stock could decline and our access to the capital markets or other financing sources could become limited.

In preparing and reviewing our consolidated financial statements for the quarter ended March 31, 2018, we identified a material weakness in our internal control over financial reporting.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.  The material weakness identified related to our failure to effectively segregate certain accounting duties due to the small size of our accounting staff.

We plan to engage additional internal accounting staff to assist with financial reporting; however, our ability to do this will depend on our having the economic resources to expand our staff.  If we fail to remediate the material weakness, we may be unable to accurately report our financial results, or report them within the timeframes required by law or stock exchange regulations. Failure to comply with Section 404 of the Sarbanes-Oxley Act could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. We cannot assure you that we will be able to remediate the material weakness in a timely manner, or at all, or that in the future, additional material weaknesses will not exist or otherwise be discovered. If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be impaired, which could result in late filings of our annual and quarterly reports under the Exchange Act, restatements of our consolidated financial statements or suspension or delisting of our common stock from The NASDAQ Stock Market, investors could lose confidence in our reported financial information, the trading price of our shares of common stock could decline and our access to the capital markets or other financing sources could become limited.

CAUTIONARY NOTE REGARDING Forward-Looking Statements

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in, or incorporated by reference into, this prospectus, including statements regarding our future financial position, business strategy, budgets, projected revenues, projects costs and plans, and objectives of management for future operations are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “foresees” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in, or incorporated by reference into, this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.  These forward-looking statements speak only as of the dates on which they are made and are subject to a number of risks and uncertainties including, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, competition to acquire such receivables, our ability to collect sufficient amounts of the consumer receivables that we purchase to operate profitably, our dependence upon third party law firms, including Business Law Group, P.A. to service our accounts, our ability to refinance our existing indebtedness, our ability to obtain funds to purchase receivables, our ability to manage growth or declines in the business, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, the impact of class action suits and other litigation on us, our investments in varying business ventures,  keeping software systems updated to operate our business, our ability to employ and retain qualified employees, the concentration of our accounts in Florida, our Chairman and Chief Executive Officer and his family may have significant influence over matters requiring approval of our stockholders, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, and negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, as well as other risks, uncertainties and assumptions described in, or incorporated by reference into, this prospectus , including the risks described under the heading “RISK FACTORS” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Use of Proceeds

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $5.0 million in proceeds from the sale of our common stock to the selling stockholder under the Common Stock Purchase Agreement with ESOUSA Holdings described in this prospectus. In addition, we may receive proceeds from the exercise of the Warrant if the Warrant is exercised other than pursuant to a cashless exercise.  Any proceeds from the selling stockholder that we receive under the Common Stock Purchase Agreement or from the exercise of the Warrant are expected be used for working capital and general corporate purposes.

The ESOUSA Holdings Transaction

General

On April 2, 2018, we entered into the Securities Purchase Agreement with ESOUSA Holdings pursuant to which we issued to ESOUSA Holdings the Note and Warrant. On April 2, 2018, we also entered into the Common Stock Purchase Agreement with ESOUSA Holdings, pursuant to which ESOUSA Holdings committed to purchase up to an aggregate of $5.0 million of our shares of common stock over the two-year term of the agreement.  Concurrently with entering into the Securities Purchase Agreement and the Common Stock Purchase Agreement, we entered into the Registration Rights Agreement with ESOUSA Holdings, pursuant to which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act, the sale of the shares that we may issue to ESOUSA Holdings pursuant to the Common Stock Purchase Agreement and upon conversion of the Note and exercise or exchange of the Warrant.  Accordingly, we are registering 1,321,032 shares of our common stock, which includes the Commitment Shares that will be issued to ESOUSA Holdings promptly after the SEC has declared effective the registration statement of which this prospectus is a part.  Under the Common Stock Purchase Agreement, we have the right but not the obligation to issue more than the 1,321,032 shares of common stock included in this prospectus to ESOUSA Holdings. In the event we elect to issue more shares under the Common Stock Purchase Agreement, we will be required to file a new registration statement to register the resale of such shares and have it declared effective by the SEC.

Securities Purchase Agreement, Note and Warrant

On April 2, 2018, we issued the Note pursuant to the Securities Purchase Agreement in the original principal amount of $500,000 together with the Warrant for an aggregate purchase price of $500,000.  The maturity date of the Note is six months following the date of issuance or October 2, 2018 (subject to acceleration upon an event of default).  ESOUSA Holdings may at any time on or after the maturity date convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Note into shares of the Company’s common stock, or the Conversion Shares, at a conversion price equal to 85% of the lowest daily volume-weighted average price of the Company’s common stock in the ten trading days immediately prior to conversion.  The Note will accrue interest at the rate of 10.5%, per annum, with accrued but unpaid interest being payable upon maturity of the Note.

The Warrant issued to ESOUSA Holdings pursuant to the Securities Purchase Agreement is exercisable at the consolidated closing per share bid price of our common stock on April 2, 2018, which was $0.66, to purchase 400,000 shares of the Company’s common stock, or the Warrant Shares, subject to certain anti-dilution protection. The Warrant is exercisable at any time during the period commencing six months following April 2, 2018, or October 2, 2018, and ending at 5:30 p.m., New York time, on April 2, 2023, after which time the Warrant will terminate and no longer be outstanding. The Warrant may be exercised only for full shares of common stock.  We will not issue fractional shares of common stock or cash in lieu of fractional shares of common stock.  The Warrant may be exercised on a cashless basis only if the registration statement covering the Warrant Shares is no longer effective.

The number of Conversion Shares issuable upon conversion of the Note is subject to limitations under the Securities Purchase Agreement.  The Securities Purchase Agreement provides that the total number of Conversion Shares and any shares of common stock issued to ESOUSA Holdings pursuant to the Common Stock Purchase Agreement may not exceed 19.99% of our outstanding shares of common stock as of the date of the Securities Purchase Agreement, unless stockholder approval is obtained to issue more than such 19.99%.  In addition, neither ESOUSA Holdings nor its affiliates may acquire beneficial ownership of more than 9.9% of our outstanding voting securities.

Registration Rights Agreement

Concurrently with entering into the Securities Purchase Agreement and the Common Stock Purchase Agreement, we entered into the Registration Rights Agreement with ESOUSA Holdings pursuant to which we agreed to file with the SEC one or more registration statements as necessary to register for sale under the Securities Act shares of common stock that we may issue to ESOUSA Holdings under the Common Stock Purchase Agreement and upon conversion of the Note and exercise or exchange of the Warrant. We agreed to file the initial registration statement covering the Conversion Shares, the Warrant Shares, the Commitment Shares and other shares of common stock issuable pursuant to the Common Stock Purchase Agreement by the 20th business day after we file our annual report on Form 10-K for our fiscal year ending December 31, 2017, or May 15, 2018 (the “Filing Deadline”) and cause such registration statement to be declared effective by the earlier of the 45th calendar day after the Filing Deadline (or in the event of a review by the SEC, the 90th calendar day following the date of the Registration Rights Agreement or June 2, 2018) and the 5th business day after we are notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review. ESOUSA Holdings waived the Filing Deadline permitting us to file the initial registration statement on May 22, 2018, without penalty. The registration statement of which this prospectus is a part is the initial registration statement.  Subsequent registration statements required by the Registration Rights Agreement have similar deadlines for filing and effectiveness.

If (i) we fail to file any required registration statement before its filing deadline (a “Filing Failure”) or fail to cause any required registration statement to be declared effective on or before its effectiveness deadline (an “Effectiveness Failure”) or (ii) sales cannot be made pursuant to a required registration statement for more than 20 consecutive business days or more than an aggregate of 30 business days during any 12-month period (a “Maintenance Failure”), then we will be required to pay the selling stockholder an amount in cash or stock, for each month (or portion of a month) in which such delay shall occur, equal to one-and-one-half percent (1.5%) multiplied by the sum of $200,000 plus the outstanding principal and interest on the Note until the applicable failure has been cured or, if earlier, until the Commitment Shares, Conversion Shares and Warrant Shares are sold or are otherwise can be sold pursuant to Rule 144 without any restrictions.  Notwithstanding the foregoing, we will not be required to make more than six such payments as a result of a Filing Failure, an Effectiveness Failure or a Maintenance Failure.

Common Stock Purchase Agreement

Overview

On April 2, 2018, we entered into the Common Stock Purchase Agreement which provides that, upon the terms and subject to the conditions and limitations set forth therein, ESOUSA Holdings is committed to purchase up to an aggregate of $5.0 million of our shares of common stock over the two-year term of the Common Stock Purchase Agreement.  In consideration for entering into the Common Stock Purchase Agreement, we agreed to issue the Commitment Shares to ESOUSA Holdings upon the earlier of (i) on or one business day after the SEC has declared effective the registration statement of which this prospectus is a part or (ii) six months after the date of the Common Stock Purchase Agreement. The Commitment Shares will have a value equivalent to $200,000 calculated using the average of the volume-weighted average price for our common stock during the three trading day period immediately preceding the date of issuance of such shares.

Purchase Of Shares Under The Common Stock Purchase Agreement

After the SEC has declared effective the registration statement of which this prospectus is a part, on any trading day on which the consolidated closing bid price of our common stock established by the Nasdaq Capital Market exceeds $0.50, we have the right, in our sole discretion, to present ESOUSA Holdings with a purchase notice, directing ESOUSA Holdings (as principal) to purchase shares of our common stock equal to no more than

15% of the trading volume of our common stock established by the Nasdaq Capital Market during normal trading hours for the five trading days immediately preceding the date of purchase at a purchase price equal to 87.5% of the lowest daily volume-weighted average trading price of our common stock established by the Nasdaq Capital Market during normal trading hours during the ten trading days immediately preceding the purchase date (the “Purchase Price”).  The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price.  ESOUSA Holdings may not assign its rights or obligations under the Common Stock Purchase Agreement.  There are no limitations on use of proceeds in the Common Stock Purchase Agreement.

Minimum Share Price

The Common Stock Purchase Agreement provides that the Company and ESOUSA Holdings shall not effect any sales under the Common Stock Purchase Agreement on any purchase date where the consolidated closing bid price of our common stock established by the Nasdaq Capital Market is less than $0.50 per share.

Limitations on Issuance of Shares

Under Rule 5635(d) of the Nasdaq Listing Rules, stockholder approval is generally required for situations covered by the “20 percent rule,” i.e., transactions (other than public offerings) involving:

•

the sale or issuance (or potential issuance) by the company of stock (or securities convertible or exercisable for stock) at a price below the greater of book or market value, which together with sales by officers, directors or substantial stockholders, is at least 20 percent of the outstanding shares or at least 20 percent of the voting power prior to the issuance; or

•

the sale or issuance (or potential issuance) of stock (or securities convertible or exercisable for stock) equal to 20 percent or more of the outstanding shares or voting power before the issuance for less than the greater of book or market value.

In accordance with the 20 percent rule, the total number of Conversion Shares and shares of common stock that may be issued under the Common Stock Purchase Agreement, including the Commitment Shares, will be limited to 1,250,638 shares of our common stock (the “Exchange Cap”), which equals 19.99% of our outstanding shares of common stock as of the date of the Common Stock Purchase Agreement, unless stockholder approval is obtained to issue more than such 19.99%. The Exchange Cap will be adjusted for any stock dividend, stock split, reverse stock split, or similar transaction. The foregoing limitation will not apply if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the price paid for the Conversion Shares and all shares of our common stock issued under the Common Stock Purchase Agreement is equal to or greater than a price equal to the consolidated closing bid price of our common stock established by the Nasdaq Capital Market on the date of the Common Stock Purchase Agreement, or $0.66.

We will not issue any shares of our common stock under the Common Stock Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by ESOUSA Holdings and its affiliates would result in the beneficial ownership by ESOUSA Holdings and its affiliates of more than 9.9% of the then outstanding shares of our common stock.  In addition, ESOUSA Holdings will not be required to purchase any shares of our common stock if such sale would result in the beneficial ownership of ESOUSA Holdings exceeding 4.99% of the then outstanding shares of our common stock.

We may not issue any common stock (or securities convertible or exchangeable for common stock) during the 90-day period immediately before or after any purchase date under the Common Stock Purchase Agreement, other than (i) issuances pursuant to acquisitions, joint ventures, license arrangements, leasing arrangements and similar transactions, (ii) the exercise of preexisting rights under financing agreements and (iii) shares of common stock issued to affiliates, employees or consultants of the Company pursuant to an equity incentive plan of the Company.  In addition, the Company agreed that during the period when ESOUSA Holdings still owns the shares of our common stock issued to it under the Common Stock Purchase Agreement, the Company will not issue without the consent of ESOUSA Holdings any floating conversion rate or variable priced securities convertible into our common stock if such convertible securities shall have no floor price associated therewith.

Events of Default

We may not require and ESOUSA Holdings will not be obligated to purchase any shares of our common stock under the Common Stock Purchase Agreement so long as any of the following events of default occurs and is continuing:

•

the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and ESOUSA Holdings lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to ESOUSA Holdings for sale of our shares of common stock, and such lapse or unavailability continues for a period of 20 consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement or filing of a new registration statement that is required to be declared effective by the SEC; in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 60 consecutive business days (extended for up to an additional 30 business days if we receive a comment letter from the SEC in connection therewith);

•	the suspension of our common stock from trading for a period of five trading days;
•

the delisting of our common stock from the Nasdaq Capital Market (or subsequent principal market), provided our common stock is not promptly thereafter trading on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTB Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

•

any breach by us of the representations or warranties or covenants contained in the Common Stock Purchase Agreement, Registration Rights Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of 10 business days;

•

the commencement of any voluntary or involuntary insolvency or bankruptcy proceedings under bankruptcy law, including a court ordered liquidation of the Company, the appointment of a custodian of the Company or for all or substantially all of our and our subsidiaries’ property, or a general assignment is made for the benefit of our creditors;

•

we cease for more than one business day to be eligible, through our transfer agent, to issue and transfer shares of our common stock electronically to third parties via the DTC FAST Program of DTC’s DWAC system; or

•	we default on any indebtedness in excess of $100,000.

Our Termination Rights

The Common Stock Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

ESOUSA Holdings Termination Right

ESOUSA Holdings may, by delivering a written notice to the Company, terminate the Purchase Agreement  in connection with the following bankruptcy proceedings:  if we commence a voluntary insolvency or bankruptcy proceeding under bankruptcy law, consent to the entry of an order for relief against us in an involuntary bankruptcy case, a custodian is appointed for the Company or for all or substantially all of our and our subsidiaries’ property, or we make a general assignment for the benefit of our creditors.

No Short-Selling or Hedging by ESOUSA Holdings

ESOUSA Holdings has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Common Stock Purchase Agreement.

Effect of Performance of the Common Stock Purchase Agreement on Our Stockholders

As of May 18, 2018, there were 6,253,189 shares of our common stock outstanding (3,967,065 shares held by non-affiliates) excluding the 1,321,032 shares offered hereby that will be issued or may be issuable to ESOUSA Holdings pursuant to the Common Stock Purchase Agreement, the Note and the Warrant. If all of such 1,321,032 shares of our common stock offered hereby were issued and outstanding as of May 18, 2018, such shares would represent 17.4% of the total common stock outstanding. The 1,321,032 shares being registered in this offering represent 33.3% of the outstanding shares of common stock held by non-affiliates as of May 18, 2018. The number of shares of our common stock ultimately offered for sale by ESOUSA Holdings depends upon the number of shares purchased by ESOUSA Holdings under the Common Stock Purchase Agreement.

The Common Stock Purchase Agreement does not limit the ability of ESOUSA Holdings to sell any or all of the 1,321,032 shares registered in this offering. Other than the Commitment Shares, Conversion Shares and Warrant Shares, we anticipate that shares registered in this offering will be sold over a period of up to approximately two years from the date of this prospectus. The sale by ESOUSA Holdings of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and/or to be highly volatile.  Other than the Commitment Shares, ESOUSA Holdings may ultimately purchase all, some or none of the 1,321,032 shares of common stock not yet issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares. Therefore, sales to ESOUSA Holdings by us pursuant to the Common Stock Purchase Agreement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of future sales of our shares to ESOUSA Holdings (other than the Commitment Shares and the Warrant Shares) and the Common Stock Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Actual sales of shares of our common stock to ESOUSA Holdings under the Common Stock Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our company and our operations.  We do not know what the purchase price for our common stock will be and therefore cannot be certain as to the number of shares we might issue to ESOUSA Holdings under the Common Stock Purchase Agreement after the date of this prospectus.

Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to ESOUSA Holdings

Pursuant to the terms of the Common Stock Purchase Agreement, we have the right, but not the obligation, to direct ESOUSA Holdings to purchase up to $5 million of our common stock.  We have registered only a portion of the shares issuable under the Common Stock Purchase Agreement and, therefore, we may seek to issue and sell to ESOUSA Holdings under the Common Stock Purchase Agreement more shares of our common stock than are offered under this prospectus.  If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders.  The number of shares ultimately offered for resale by ESOUSA Holdings under this prospectus depends upon the number of shares we direct ESOUSA Holdings to purchase under the Common Stock Purchase Agreement.

We currently estimate that we will sell no more than 1,321,032 shares to ESOUSA Holdings under the Common Stock Purchase Agreement (including the Commitment Shares), all of which are included in this offering.  The number of shares of our common stock that we may sell to ESOUSA Holdings pursuant to the Common Stock Purchase Agreement in this offering will be further reduced by the number of Warrant Shares and Conversion Shares that we are required to have registered pursuant to the Registration Rights Agreement at the time of such sale.  The number of shares ultimately offered for sale by ESOUSA Holdings in this offering depends upon the number of shares purchased by ESOUSA Holdings under the Common Stock Purchase Agreement. The following table sets forth the number and percentage of outstanding shares to be held by ESOUSA Holdings after giving effect to the sale of shares of common stock issued to ESOUSA Holdings at varying purchase prices (assuming that ESOUSA Holdings is requested by the Company to purchase all shares registered in this offering pursuant to its purchase commitment in the Common Stock Purchase Agreement):

Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase (1)	Proceeds From the Sale of Registered Shares to ESOUSA Holdings Under the Common Stock Purchase Agreement at the Assumed Average Purchase Price (1)(2)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to ESOUSA Holdings (1)(3)
$.50	1,321,032	$660,516	17.4%
$.75	1,321,032	$990,774	17.4%
$1.50	1,321,032	$1,981,548	17.4%
$3.00	1,321,032	$3,963,096	17.4%
$4.00	1,250,000	$5,000,000	16.7%
$4.50	1,111,111	$5,000,000	15.1%

(1)

Excludes the Conversion Shares, the Warrant Shares and the Commitment Shares and assumes all shares registered in this offering are issued pursuant to the selling stockholder’s purchase commitment in the Common Stock Purchase Agreement at the assumed average purchase price in the adjacent column.  The number of  such Conversion Shares initially will be equal to the outstanding and unpaid principal amount and accrued and unpaid interest of the Note divided by a conversion price equal to 85% of the lowest daily volume-weighted average price of the Company’s common stock in the ten trading days immediately prior to conversion.  The number of such Warrant Shares initially will be 400,000.  The number of such Commitment Shares will be calculated to have a value equivalent to $200,000 using the average of volume weighted average price for the Common Stock during the three trading day period immediately preceding the date of issuance of such shares.

(2)

The table does not give effect to the Exchange Cap, which equals 19.99% of our outstanding shares of common stock as of the date of the Securities Purchase Agreement and the Common Stock Purchase Agreement, or 1,250,638 shares, unless stockholder approval is obtained to issue more than such 19.99%. The Exchange Cap will be adjusted for any stock dividend, stock split, reverse stock split, or similar transaction. The foregoing limitation will not apply if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the price paid for the Conversion Shares and shares of our common stock issued under the Common Stock Purchase Agreement is equal to or greater than $0.66, a price equal to the consolidated closing bid price of our common stock established by the Nasdaq Capital Market on the date of the Securities Purchase Agreement and the Common Stock Purchase Agreement. Further, we will not issue any shares of our common stock under the  Common Stock Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by ESOUSA Holdings and its affiliates would result in the beneficial ownership by ESOUSA Holdings and its affiliates of more than 9.9% of the then issued and outstanding shares of our common stock.

(3)

The denominator is based on (i) 6,253,189 shares outstanding as of May 18, 2018, and the number of shares set forth in the adjacent column which we would have sold to ESOUSA Holdings, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Common Stock Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column. The number of shares in such column does not include shares that may be issued to ESOUSA Holdings under the Common Stock Purchase Agreement which are not registered in this offering.

SELLING STOCKHOLDER

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder for whom we are registering shares for sale to the public, the number of shares of common stock beneficially owned by the selling stockholder prior to this offering, the total number of shares of common stock that the selling stockholder may offer pursuant to this prospectus and the number of shares of common stock that the selling stockholder will beneficially own after this offering.  The percentages in the table below reflect the shares beneficially owned by the selling stockholder as a percentage of the 6,253,189 shares of common stock outstanding as of May 18, 2018, adjusted as required by rules promulgated by the SEC. These rules attribute beneficial ownership of shares of common stock issuable upon conversion of convertible securities or upon exercise of warrants that are convertible or exercisable, as applicable, either immediately or on or before the date that is 60 days after May 18, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding such convertible securities or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The common shares being offered by the selling stockholder are those issuable to the selling stockholder pursuant to the Common Stock Purchase Agreement and upon conversion of the Note and exercise or exchange of the Warrant.  For additional information regarding the issuance of the common shares, the Note and the Warrant, see “The ESOUSA Holdings Transaction” above.  We are registering the common shares in order to permit the selling stockholder to offer the shares for resale from time to time.

On December 11, 2017, the Company entered into an Exchange Agreement with the selling stockholder.  Prior to entering into the Exchange Agreement, the selling stockholder acquired two of the Company’s term notes having aggregate principal and interest outstanding of $4,720,860.  Pursuant to the Exchange Agreement, the selling stockholder exchanged the promissory notes for an aggregate of 2,953,189 shares of the Company’s common stock.  Except for the ownership of the common shares issued pursuant to the Common Stock Purchase Agreement and the Note and the Warrant and the transaction pursuant to the Exchange Agreement described above, the selling stockholder has not had any material relationship with us within the past three years.

Based on the information provided to us by the selling stockholder, the table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common shares held the selling stockholder.  The second column lists the number of common shares beneficially owned by the selling stockholder, based on its ownership of common shares as of May 18, 2018, assuming conversion of the Note and exercise or exchange of the Warrant held by such selling stockholder on that date but taking account of any limitations on exercise or exchange set forth therein.

The third column lists the common shares being offered by this prospectus by the selling stockholder and does not take into account any limitations on (i) conversion of the Note set forth therein or (ii) exercise or exchange of the Warrant set forth therein.

In accordance with the terms of the Registration Rights Agreement with the selling stockholder, this prospectus generally covers the resale of the (i) common shares issued pursuant to the Common Stock Purchase Agreement, (ii) 150% of the common shares issued or issuable upon conversion of the Note at the conversion price thereunder and (ii) 150% of the initial number of shares issued and issuable pursuant to the Warrant (or the number of shares so issued and issuable as of the filing of the registration statement to which this prospectus relates, if more).  Because the conversion price of the Note and the exercise price of the Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Common Stock Purchase Agreement, Note and the Warrants, the selling stockholder may not purchase common shares, convert the Note or exercise or exchange the Warrants to the extent such selling stockholder or any of its affiliates would beneficially own a number of our common shares which would exceed 9.99%.  The number of shares in the second column reflects these limitations.  The selling stockholder may sell all, some or none of its shares in this offering.  See “Plan of Distribution.”

Based on the information provided to us by the selling stockholder, assuming that the selling stockholder sells all of the shares of our common stock beneficially owned by it that have been registered by us and does not acquire any additional shares during the offering, the selling stockholder will not own any shares other than those appearing in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Beneficial Ownership Prior to this Offering				Beneficial Ownership After this Offering (1)
Name of Selling Stockholder	Number of Shares Beneficially Owned Before this Offering		%	Shares of Common Stock Being Offered	Number of Shares	%
ESOUSA Holdings, LLC (2)	-	(3)	0.0%	1,321,032	1,321,032	17.4%

(1)

Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

(2)

Rachel Glicksman is the Managing Member of ESOUSA Holdings, LLC and has voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Common Stock Purchase Agreement.  Rachel Glicksman may be deemed to be a beneficial owner of common stock held by ESOUSA Holdings.  Rachel Glicksman disclaims beneficial ownership of the common stock held by ESOUSA Holdings.  The address of the selling stockholder is 211 East 43rd Street, Suite 402, New York, NY 10017.

(3)	Does not include the Warrant to purchase 400,000 shares of common that is exercisable beginning October 2, 2018.

PLAN OF DISTRIBUTION

We are registering the common shares issuable to the selling stockholder pursuant to the Common Stock Purchase Agreement and upon conversion of the Note and exercise or exchange of the Warrant to permit the resale of these common shares by the holders of the common shares, the Note and Warrant from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholder of the common shares.  We will bear all fees and expenses incident to our obligation to register the common shares.

The selling stockholder may sell all or a portion of the common shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.  The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

1.	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
2.	in the over-the-counter market;
3.	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
4.	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
5.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
6.	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
7.	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
8.	an exchange distribution in accordance with the rules of the applicable exchange;
9.	privately negotiated transactions;
10.	short sales made after the date the Registration Statement is declared effective by the SEC;
11.	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;
12.	a combination of any such methods of sale; and
13.	any other method permitted pursuant to applicable law.

The selling stockholder may also sell common shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.  In addition, the selling stockholder may transfer the common shares by other means not described in this prospectus.  If the selling stockholder effects such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  The selling stockholder may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

ESOUSA Holdings is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The selling stockholder may pledge or grant a security interest in some or all of the Note, Warrant or common shares owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholder also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.  All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $45,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution.  We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

Experts

The consolidated financial statements incorporated by reference in this prospectus have been audited by Malone Bailey, LLP for the year ended December 31, 2017 and Skoda Minotti & Co., for the year ended December 31, 2016, independent registered public accounting firms, as stated in its report incorporated by reference herein in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including LM Funding America, Inc.  The SEC’s Internet site can be found at http://www.sec.gov.  You may also request a copy of these filings, at no cost, by writing us at 302 Knights Run Avenue, Suite 1000, Tampa, FL 33602 or telephoning us at (813) 222-8996.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.lmfunding.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 17, 2018;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 14, 2018;
•	our Definitive Information Statement on Schedule 14C filed with the SEC on January 31, 2018;
•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 4, 2018, February 1, 2018, March 2, 2018, March 3, 2018, April 3, 2018, April 25, 2018, May 14, 2018 and May 21, 2018; and
•

the description of our common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-37605), filed with the SEC on October 22, 2015, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or telephone number:

LM Funding America, Inc.

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

Telephone: (813) 222-8996

You also may access these filings on our Internet site at www.lmfunding.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

_______________________________________

LM Funding America, Inc.

1,321,032 Shares

Common Stock

______________

Prospectus

______________

[●], 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by LM Funding, America, Inc., or the Registrant, in connection with the sale and distribution of the securities being registered.  All amounts are estimated except the SEC registration fee.

SEC registration fee	$102	(1)
Accountants’ fees and expenses	$7,500
Legal fees and expenses	$35,000
Printing, transfer agent fees and miscellaneous expenses	$2,398
Total expenses	$45,000
(1) Rounded up to nearest whole number.

Item 14.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.  Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in a similar capacity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation and by-laws provide indemnification for our directors, officers and employees to the fullest extent authorized by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director, officer or employee of the Company, or, while a director, officer or employee of the Company, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee to the broadest extent permitted by the DGCL. Our certificate of incorporation and by-laws provide for advancement of expenses to an Indemnitee, provided that, to the extent that the DGCL requires, an advance of expenses incurred by an Indemnitee may only be made by delivery to the Company by the Indemnitee of an undertaking to repay all amounts so advanced if it is finally determined that such Indemnitee was not entitled to be indemnified by the Company.  Our certificate of incorporation and by-laws also permit us to enter into agreements with any person that provide for indemnification greater or different than the indemnification provided in our certificate of incorporation or by-laws.

We have entered into separate indemnification agreements with each of our directors and executive officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by the DGCL against any and all expenses, judgments, fines, penalties, and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of certain expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law or the indemnification agreement.

We may choose to obtain a general liability insurance policy to protect any director, officer, employee and agent of the Company, any director, officer, employee and agent of a subsidiary of the Company, and any person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against liability asserted against such person or incurred by such person in any such capacity or arising out of the person’s status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is information regarding securities issued by us within the past three years which were not registered under the Securities Act. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(a)

In connection with the corporate reorganization effectuated prior to our initial public offering, we issued 41,176 shares of common stock to BRR Holding, LLC and 2,058,824 shares of common stock to CGR63, LLC.  All of the purchases were made in exchange for membership interests of LM Funding, LLC.

(b)

On December 11, 2017, the Registrant entered into an Exchange Agreement with ESOUSA Holdings, LLC.  Prior to entering into the Exchange Agreement, ESOUSA Holdings acquired two of the Company’s term notes having aggregate principal and interest outstanding of $4,720,860.  Pursuant to the Exchange Agreement, ESOUSA Holdings exchanged the promissory notes for an aggregate of 2,953,189 shares of the Registrant’s common stock.

(c)

On April 2, 2018, the Registrant entered into a Securities Purchase Agreement with ESOUSA Holdings, LLC, or ESOUSA Holdings, pursuant to which the Registrant issued to ESOUSA Holdings a Senior Convertible Promissory Note in the original principal amount of $500,000 in exchange for a purchase price of $500,000.  The maturity date of the Senior Convertible Promissory Note is six months after the date of issuance (subject to acceleration upon an event of default).  Investor may at any time on or after the maturity date convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Note into fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price equal to 85% of the lowest daily volume weighted average price of the Common Stock in the 10 trading days immediately prior to conversion.  The Note carries a 10.5% interest rate, with accrued but unpaid interest being payable on the Note’s maturity date.  ESOUSA Holdings was also issued pursuant to the Securities Purchase Agreement five- year warrants exercisable at the closing per share bid price on April 2, 2018, to purchase 400,000 shares of the Company’s common stock.

(d)

On April 2, 2018, the Registrant entered into a Common Stock Purchase Agreement with ESOUSA Holdings, which provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, ESOUSA Holdings is committed to purchase up to an aggregate of $5.0 million shares of the Registrant’s common stock over the two-year term of the agreement. The Registrant also agreed to issue $200,000 of its common stock to ESOUSA Holdings in consideration for entering into the agreement.

The offers, sales and issuances of the securities described in each of the paragraphs above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.  Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of securities in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits. See Exhibit Index.
(b)	Financial Statement Schedules. Schedules are omitted for the reason that they are not applicable, not required or included in the consolidated financial statements or notes thereto.
Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Document Description
2.1

Contribution Agreement, dated October 21, 2015, by and between CGR63, LLC, BRR Holding, LLC and LM Funding America, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed on October 23, 2015).

3.1

Certificate of Incorporation of LM Funding America, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Amendment No. 2) filed on August 27, 2015 (Registration No. 333-205232)).

3.2	By-Laws of LM Funding America, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Amendment No. 2) filed on August 27, 2015 (Registration No. 333-205232)).

4.2	Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

4.3	Form of Warrant to Purchase Common Stock. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2017).

4.4	Senior Convertible Promissory Note, dated April 2, 2018 (incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed on May 21, 2018).

4.5	Warrant to Purchase Common Stock, dated April 2, 2018 (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed on May 21, 2018).

5.1+	Opinion of Foley & Lardner LLP.

10.1#	Employment Agreement, dated October 22, 2015, by and between Bruce M. Rodgers and LM Funding America, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 23, 2015).

10.2#	Employment Agreement, dated October 22, 2015, by and between Carollinn Gould and LM Funding America, Inc. (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 23, 2015).

10.3#	Employment Agreement, dated October 22, 2015, by and between Sean Galaris and LM Funding America, Inc. (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on October 23, 2015).

10.4#	Employment Agreement, dated January 4, 2016, by and between the Company and Steve Weclew (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 7, 2016).

10.5#	Employment Agreement, dated January 4, 2016, by and between the Company and Aaron L. Gordon (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 7, 2016)

10.6#	LM Funding America, Inc. 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on October 23, 2015).

10.7#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Form 8-K filed on October 23, 2015).

10.8#	Form of LM Funding America, Inc. 2015 Omnibus Incentive Plan Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.6 to the Form 8-K filed on October 23, 2015).

10.9

Services Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

Exhibit Number	Document Description
10.10

Software License Agreement, dated April 15, 2015, between LM Funding, LLC and Business Law Group, P.A. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.11

Assessment Recovery Indemnity (ARI) Policy for Community Associations, dated December 1, 2012, in favor of LM Funding, LLC and issued by Security National Insurance Company, a member of AmTrust North America, an AmTrust Financial Company (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.12	Form of Association Receivables Purchase Agreement (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.13

Form of Escrow Agreement among SunTrust Bank, N.A., International Assets Advisory, LLC and LM Funding America, Inc. (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.14

Form of Selected Dealer Agreement between International Assets Advisory, LLC and the members of the selling group (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.15

Credit Agreement, dated December 30, 2014, among LMF SPE#2, LLC, as borrower, LM Funding, LLC, CGR63, LLC and LM Funding Management, LLC, as guarantors, and Heartland Bank, as lender. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.16

Irrevocable Continuing Guaranty Agreement, dated December 30, 2014, by LM Funding, LLC, CGR63, LLC and LM Funding Management, LLC in favor of Heartland Bank (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.17

Pledge Agreement, dated December 30, 2014, by LM Funding, LLC and CRE Funding, LLC in favor of Heartland Bank (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.19

Errors and Omissions Agreement, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.20

Business Loan Agreement (Asset Based), dated June 25, 2015, between LMF October 2010 Fund, LLC and IBERIABANK (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.21

Commercial Guaranty, dated June 25, 2015, by Carollinn Gould in favor of IBERIABANK (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.22

Commercial Guaranty, dated June 25, 2015, by Bruce Rodgers in favor of IBERIABANK (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.23

Commercial Security Agreement, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

10.24

Promissory Note, dated June 25, 2015, by LMF October 2010 Fund, LLC in favor of IBERIABANK (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (Amendment No. 1) filed on August 7, 2015 (Registration No. 333-205232)).

Exhibit Number	Document Description

10.25#

Form of Indemnification Agreement to be entered into between LM Funding America, Inc. and its directors and officers (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on June 25, 2015 (Registration No. 333-205232)).

10.26#	Employment Agreement, dated May 10, 2016, by and between the Company and R. Dean Akers (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on May 11, 2016).

10.27#

Amendment to Employment Agreement of Bruce M. Rodgers, dated August 30, 2016, by and between the Company and Bruce M. Rodgers. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2016).

10.28#

Amendment to Employment Agreement of Carollinn Gould, dated August 30, 2016, by and between the Company and Carollinn Gould. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 31, 2016).

10.29#

Amendment to Employment Agreement of R. Dean Akers, dated August 30, 2016, by and between the Company and R. Dean Akers. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on August 31, 2016).

10.30#

Amendment to Employment Agreement of Steve Weclew, dated August 30, 2016, by and between the Company and Steve Weclew. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on August 31, 2016).

10.31#

Amendment to Employment Agreement of Aaron Gordon, dated August 30, 2016, by and between the Company and Aaron Gordon. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on August 31, 2016).

10.32#

Employment Offer, dated November 16, 2017 and effective November 29, 2017, by and between the Company and Richard Russell. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 1, 2017).

10.33

First Amendment to Credit Agreement, dated March 31, 2017 and effective March 15, 2017, among LMF SPE#2, LLC, as borrower, LM Funding, LLC,  and LM Funding Management, LLC, as guarantors, and Heartland Bank, as lender. (incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed on April 4, 2017).

10.34

Irrevocable Continuing Guaranty Agreement, dated March 31, 2017 and effective as of March 15, 2017, by the Company in favor of Heartland Bank. (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed on April 4, 2017).

10.35

Pledge Agreement, dated March 31, 2017 and effective as of March 15, 2017, by the Company in favor of Heartland Bank. (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed on April 4, 2017).

10.36

First Amendment to Pledge Agreement, dated March 31, 2017, effective as of March 15, 2017, by LM Funding, LLC in favor of Heartland Bank. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed on April 4, 2017).

10.37

First Amendment to Pledge Agreement, dated March 31, 2017, effective as of March 15, 2017, by LM Funding, LLC in favor of Heartland Bank. (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed on April 4, 2017).

10.38

Master Exchange Agreement, dated December 11, 2017, by and between the Company and ESOUSA Holdings, LLC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2017).

10.39	Securities Purchase Agreement, dated as of April 2, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Form 8-K/A filed on May 21, 2018).

Exhibit Number	Document Description

10.40	Common Stock Purchase Agreement, dated as of April 2, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.3 to the Form 8-K/A filed on May 21, 2018).

10.41	Registration Rights Agreement, dated as of April 2, 2018, by and between the Company and ESOUSA Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Form 8-K/A filed on May 21, 2018).

21.1	Subsidiaries of the Company. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed on April 17, 2018)

23.1*	Consent of Skoda Minotti & Co., independent registered public accounting firm.

23.2*	Consent of Malone Bailey, LLP independent registered public accounting firm.

23.3+	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.
+	To be filed by amendment.
#	Indicates a management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on the day of May 21, 2018.

LM FUNDING AMERICA, INC.

By:	/s/ Bruce M. Rodgers
Bruce M. Rodgers
Chairman of the Board of Directors and Chief
Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints Bruce M. Rodgers and Richard Russell and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any Rule 462(b) registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bruce M. Rodgers
Bruce M. Rodgers	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 21, 2018

/s/ Richard Russell	Chief Financial Officer
Richard Russell	(Principal Accounting Officer and Principal Financial Officer)	May 21, 2018

/s/ Carollinn Gould
Carollinn Gould	Director	May 21, 2018

/s/ Andrew Graham
Andrew Graham	Director	May 21, 2018

/s/ Martin A. Traber
Martin A. Traber	Director	May 21, 2018

/s/ Douglas I. McCree
Douglas I. McCree	Director	May 21, 2018

/s/ Joel E. Rodgers, Sr.
Joel E. Rodgers, Sr.	Director	May 21, 2018

/s/ C. Birge Sigety
C. Birge Sigety	Director	May 21, 2018

S-1